Exhibit 99.1

Sight Sciences Reports Third Quarter 2023 Financial Results

and Withdraws Guidance for Full Year 2023

MENLO PARK, Calif., November 7, 2023 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) ("Sight Sciences" or the "Company"), an eyecare technology company focused on developing and commercializing innovative technology intended to transform care and improve patients' lives, today reported financial results for the third quarter ended September 30, 2023 and withdrew its guidance for full year 2023.

Recent Business and Financial Highlights

•
Generated third quarter 2023 total revenue of $20.0 million, an increase of 7% compared to the same period in the prior year.
•
Achieved total gross margin of 86.6% in the third quarter of 2023 compared to 84.3% in the same period in the prior year.
•
Appointed new Chief Commercial Officer, Matt Link, to lead commercial strategy and advance growth initiatives.
•
Implemented a plan to reduce operating expenses, improve cost efficiencies, and further extend cash runway with an approximate 10% reduction in force (estimated $7.9 million annualized savings) and other cost saving initiatives (estimated $5.0 million annualized savings).

Market Access and Clinical Data Updates

•
The Company is taking concerted action to address a recently published LCD that would limit Medicare patient access to an established and efficacious procedure, and intends to pursue all appropriate remediation possibilities to maintain coverage. On October 26, 2023, WPS Government Health Administrators (“WPS”), a Medicare Administrative Contractor (“MAC”), published an LCD with an effective date of December 24, 2023. The LCD identifies certain procedures as investigational in patients over the age of 18 for glaucoma management, including canaloplasty in combination with trabeculotomy ab interno which is a procedural description WPS associated with the Company’s OMNI® Surgical System (“OMNI”). The Company strongly believes the LCD’s characterization of canaloplasty in combination with trabeculotomy ab interno as investigational, is fundamentally inconsistent with the procedure's robust body of clinical evidence and physician practice patterns.
•
GEMINI 2, a prospective, multi-center study to obtain 36-month follow-up for patients treated in the original 12-month GEMINI study has been completed and favorable results demonstrate sustained IOP and medication reduction at 36 months. These results have been submitted for peer-reviewed publication.
•
New large-scale real world clinical data for MIGS performed in combination with cataract surgery was presented at the 41st Congress of the European Society of Cataract and Refractive Surgeons demonstrating the TCOR procedure using OMNI technology had the greatest numerical reduction in both IOP and IOP-reducing medications for both high and low baseline IOP cohorts compared to Hydrus® Microstent and iStent inject®, measured at two years.
•
Six-month results of the SAHARA randomized controlled clinical trial were presented at the American Academy of Optometry Annual Meeting and the American Academy of Ophthalmology Annual Meeting demonstrating interventional eyelid procedures for dry eye disease enabled by TearCare® technology were superior at all measured time points to Restasis prescription eyedrops for the improvement of tear break up time, the trial’s primary objective endpoint.

"We are extremely disappointed with the final MIGS LCD published by WPS. We believe it is fundamentally flawed and does not take into account the strong clinical efficacy profile of canaloplasty in combination with trabeculotomy ab interno. We are steadfast in our belief that this procedure should continue to be reimbursed, and are actively engaged with the MACs, the Centers for Medicare & Medicaid Services, ophthalmic societies, and surgeons to address the flaws in the LCD and explore every option to maintain reimbursed access, including upcoming publications of our compelling real-world MIGS IRIS® Registry study and prospective GEMINI clinical study," said Paul Badawi, co-founder and Chief Executive Officer of Sight Sciences. "In response to the uncertainties arising out of the draft LCDs published by five MACs in June of 2023, we have taken steps to reduce our operating expenses, including a reorganization of our commercial teams to enhance efficiency and effectiveness, that are intended to extend our cash runway while driving increased focus on our key strategic priorities. We will continue to optimize and streamline our operations given the ongoing reimbursement uncertainty."

Third Quarter 2023 Financial Results

Revenue for the third quarter of 2023 was $20.0 million, an increase of $1.3 million, or 7%, compared to the same period in the prior year. Surgical Glaucoma revenue was $18.4 million, an increase of 8% versus the comparable period in the prior year. The Company believes that, while customer retention remained strong, the uncertainty resulting from the proposed LCDs published by WPS and four other MACs in June 2023 and stronger seasonality were the primary drivers of relatively flat utilization and lower new account additions. Dry Eye revenue was $1.6 million, a decrease of 1% from the comparable period in the prior year. The Company believes the decline was primarily due to the evolution of its commercial strategy which emphasizes driving higher utilization within existing accounts to cultivate long-term recurring revenue, and more pronounced seasonality patterns resulting in fewer procedures performed during the summer months.

Gross profit for the third quarter of 2023 was $17.3 million compared to $15.7 million for the same period in the prior year. Gross margin for the third quarter was 86.6%, compared to 84.3% in the same period in the prior year. Gross margin improvement was attributable to growth in both Surgical Glaucoma and Dry Eye gross margin. Surgical Glaucoma gross margin improved primarily due to manufacturing efficiencies generated because of higher production volumes, partially offset by lower average selling price due to product mix. Dry Eye gross margin improved primarily due to lower manufacturing costs, an increased mix of higher gross margin SmartLids® versus SmartHubs™, and higher average selling price of SmartHubs.

Total operating expenses were $30.7 million for the third quarter of 2023 representing an 18% decrease compared to $37.6 million in the same period in the prior year, reflecting improved operating expense leverage. The decrease in operating expenses in the comparable periods was primarily driven by $3.6 million lower personnel-related expenses (including lower incentive-based commission expense of $1.9 million mostly due to lower than expected revenue, and $0.9 million of restructuring costs incurred in the third quarter of 2022 that did not repeat this quarter). In addition, clinical trial costs were $1.2 million lower than in the same period in the prior year. Adjusted operating expenses1 were $26.8 million in the third quarter of 2023, down from $33.3 million in the same period in the prior year.

Net loss was $13.0 million ($0.27 per share) in the third quarter of 2023, as compared to $22.2 million ($0.46 per share) in the same period in the prior year.

Cash and cash equivalents totaled $144.5 million and long-term debt was $35.0 million (before debt discount and amortized debt issuance costs) as of September 30, 2023. Cash used in the quarter totaled $10.0 million, reflecting continued operational discipline and a sequential improvement from $12.8 million in the second quarter of 2023.

2023 Financial Guidance

Sight Sciences withdraws its previous full year 2023 revenue and adjusted operating expense guidance expectations due to the uncertainty caused by the final LCD published by WPS and the proposed LCDs issued by four other MACs.

The Company expects to record a cash restructuring charge of approximately $1.3 million in the fourth quarter of 2023, consisting primarily of one-time employee severance and benefits contribution costs, which will be reflected in the calculation of adjusted operating expenses for the period.

The Company estimates the annualized savings from the reduction in force will be $7.9 million and that the annualized savings from the other cost saving initiatives will be $5.0 million, with such savings primarily being realized beginning in 2024.

The Company's outlook for cash restructuring charges and annualized savings are forward-looking in nature, reflecting our expectations as of the date of this press release and is subject to significant risks and uncertainties that limit our ability to accurately forecast results. This outlook assumes no meaningful changes to the Company's business prospects or risks and uncertainties identified by management that could impact future results, which include but are not limited to, changes to: coverage decisions or reimbursement rates for the Company’s products; the competitive environment; economic conditions; and geopolitical tensions.

1“Adjusted operating expense” is a non-GAAP financial measure, which is calculated as operating expenses less stock-based compensation expense, depreciation and amortization, and restructuring costs. Please see the section titled “Non-GAAP Financial Measures” for additional information.

Non-GAAP Financial Measures

Certain financial measures, including adjusted operating expenses, were not prepared in accordance with generally accepted accounting principles in the United States ("non-GAAP financial measures") and are presented in this press release to provide information that may assist investors in understanding the Company's financial and operating results. The Company believes these non-GAAP financial measures are important performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company's core financial and operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial measures are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period. A reconciliation of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided in the table titled "GAAP to Non-GAAP Reconciliation" attached to this press release.

Conference Call

Sight Sciences' management team will host a conference call today, November 7, 2023, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.sightsciences.com, on the Investors page in the News & Events section. The webcast will be available for replay for at least 90 days after the event.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative solutions intended to transform care and improve patients' lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world's most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company's OMNI Surgical System is an implant-free glaucoma surgery technology indicated to reduce intraocular pressure in adult patients with primary open-angle glaucoma (“POAG”), the world's leading cause of irreversible blindness. The Company's TearCare System technology is 510(k) cleared for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (“MGD”) when used in conjunction with manual expression of the meibomian glands, enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease. The Company's SION™ Surgical Instrument is a manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork.

For more information, visit http://www.sightsciences.com.

OMNI, TearCare, and SmartLids are registered trademarks of Sight Sciences.

SION and SmartHub are trademarks of Sight Sciences.

Hydrus is a registered trademark of Alcon Vision LLC.

iStent inject is a registered trademark of Glaukos Corporation.

IRIS is a registered trademark of the American Academy of Ophthalmology.

© 2023 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, but are not limited to, statements concerning the estimated charges, costs and savings relating to the reduction in force and cost savings initiatives; our ability to achieve or maintain coverage for our products; our publication of GEMINI clinical data; our ability to achieve increased efficiencies resulting from the reorganization; the impact of additional proposed changes to our operations; and our estimated cash restructuring charge and annualized savings guidance. These statements often include words such as "anticipate," "expect," “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

SIGHT SCIENCES, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$144,501	$185,000
Accounts receivable, net of allowance for credit losses of $1,405 and $1,024 at September 30, 2023 and December 31, 2022, respectively	16,919	15,148
Inventory, net	9,240	6,114
Prepaid expenses and other current assets	2,899	3,415
Total current assets	173,559	209,677
Property and equipment, net	1,556	1,571
Operating lease right-of-use assets	871	1,614
Other noncurrent assets	655	211
Total assets	$176,641	$213,073
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,535	$2,688
Accrued compensation	5,501	7,352
Accrued and other current liabilities	5,295	7,777
Total current liabilities	14,331	17,817
Long-term debt	33,765	33,313
Other noncurrent liabilities	1,476	1,867
Total liabilities	49,572	52,997
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 48,722,219 and 48,298,138 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	49	48
Additional paid-in-capital	411,119	399,271
Accumulated deficit	(284,099)	(239,243)
Total stockholders’ equity	127,069	160,076
Total liabilities and stockholders’ equity	$176,641	$213,073

SIGHT SCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$20,009	$18,677	$62,305	$50,788
Cost of goods sold	2,677	2,928	9,105	8,696
Gross profit	17,332	15,749	53,200	42,092
Operating expenses:
Research and development	4,239	6,053	14,129	17,626
Selling, general and administrative	26,504	31,541	85,235	91,367
Total operating expenses	30,743	37,594	99,364	108,993
Loss from operations	(13,411)	(21,845)	(46,164)	(66,901)
Interest expense	(1,432)	(1,131)	(4,057)	(3,243)
Other income, net	1,886	766	5,465	846
Loss before income taxes	(12,957)	(22,210)	(44,756)	(69,298)
Provision for income taxes	78	19	100	37
Net loss and comprehensive loss	$(13,035)	$(22,229)	$(44,856)	$(69,335)
Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.46)	$(0.92)	$(1.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	48,671,049	47,910,541	48,538,517	47,728,845

SIGHT SCIENCES, INC.

Gross Margin Disaggregation (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue
Surgical Glaucoma	$18,425	$17,072	$57,158	$46,842
Dry Eye	1,584	1,605	5,147	3,946
Total	20,009	18,677	62,305	50,788
Cost of goods sold
Surgical Glaucoma	2,002	1,932	6,808	5,372
Dry Eye	675	996	2,297	3,324
Total	2,677	2,928	9,105	8,696
Gross profit
Surgical Glaucoma	16,423	15,140	50,350	41,470
Dry Eye	909	609	2,850	622
Total	17,332	15,749	53,200	42,092
Gross margin
Surgical Glaucoma	89.1%	88.7%	88.1%	88.5%
Dry Eye	57.4%	37.9%	55.4%	15.8%
Total	86.6%	84.3%	85.4%	82.9%

SIGHT SCIENCES, INC.

GAAP to Non-GAAP Reconciliation (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses:
Total Operating expenses	$30,743	$37,594	$99,364	$108,993
Less: Stock-based Compensation	(3,779)	(3,184)	(10,915)	(9,612)
Less: Depreciation	(160)	(182)	(455)	(557)
Less: Restructuring Costs	—	(939)	—	(939)
Adjusted Operating Expenses(2)	26,804	33,289	87,994	97,885

2 Please see section titled "Non-GAAP Financial Measures" for additional information.

SIGHT SCIENCES, INC.

Supplemental Financial Measures (Unaudited)

	Three Months Ended September 30,
	2023	2022
Surgical Glaucoma active customers (3)	1,108	957
Dry Eye lid treatment units sold (4)	5,090	4,692
Dry Eye active customers (5)	318	223

3 “Surgical Glaucoma active customers” means the number of customers who ordered the OMNI Surgical System or the SION Surgical Instrument during the three months ended September 30, 2023 and 2022.

4 “Dry Eye lid treatment units sold” means the quantity of TearCare SmartLids sold during the three months ended September 30, 2023 and 2022.

5 “Dry Eye active customers” means the number of customers who ordered lid treatment units during the three months ended September 30, 2023 and 2022.